SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 28, 2007

ONSTREAM MEDIA CORPORATION
(Exact name of registrant as specified in its charter)

Florida
(State or Other Jurisdiction of Incorporation)

000-22849	65-0420146
(Commission File Number)	(IRS Employer Identification Number)

1291 SW 29 Avenue, Pompano Beach, Florida 33069
(Address of executive offices and Zip Code)

(954)917-6655
(Registrant's Telephone Number, Including Area Code)

______________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CRF 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]    Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry Into A Material Definitive Agreement

On December 28, 2007, we entered into a line of credit arrangement with a financial institution under which we can borrow up to an aggregate of $1.0 million for working capital, secured by our accounts receivable. The outstanding balance bears interest at prime plus 8% per annum, payable monthly in arrears. We paid initial origination and commitment fees aggregating $20,000 and a commitment fee of $10,000 will be due for the second and any subsequent year. The outstanding principal may be repaid at any time, but no later than two (2) years after the date of the agreement, which term may be extended by us for an extra year, subject to compliance with all loan terms, including no material adverse change. The outstanding principal is due on demand in the event a payment default is uncured five (5) days after written notice. The loan is also subject to us maintaining an adequate level of receivables, based on certain formulas, as well as our compliance with debt service coverage and minimum tangible net worth covenants. We have received $515,000 funding under this arrangement to date, to be used primarily to fund hardware and software infrastructure enhancements that, after they are fully operational, will be transferred to the separate $1.5 million equipment financing line we obtained earlier in the month. We discussed both of these credit facilities in our press release dated January 4, 2008, which is incorporated herein by reference, and a copy attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 3.01    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

We have received a letter from NASDAQ dated January 4, 2008 indicating that we have 180 calendar days, or until July 2, 2008, to regain compliance with Marketplace Rule 4310(c)(4), which is necessary in order to be eligible for continued listing on the NASDAQ Capital Market. The letter from NASDAQ indicated that our non-compliance with that rule was as a result of the bid price of our common stock closing below $1.00 per share for the preceding thirty consecutive business days. We may be considered compliant, subject to the NASDAQ staff’s discretion, if our common stock closes at $1.00 per share or more for a minimum of ten consecutive business days before the July 2, 2008 deadline. If we are not considered compliant by July 2, 2008, but meet all other initial listing criteria for the NASDAQ Capital Market, we will be granted an additional 180 calendar day compliance period. We announced the receipt of this letter in our press release dated January 4, 2008, which is incorporated herein by reference, and a copy attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 7.01    Regulation FD Disclosure
Item 8.01    Other Events

On January 4, 2008 we issued a press release announcing recent developments related to credit facilities obtained by us, as discussed in item 1.01 above, Digital Media Services Platform (DMSP) and webcasting technology enhancements, as well as the NASDAQ letter discussed in item 3.01 above. A copy of the press release, which is incorporated herein by reference, is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01    Financial Statements and Exhibits.

(c)    Exhibits

Exhibit No.	Description

99.1	Press release dated January 4, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONSTREAM MEDIA CORPORATION

By:	/s/ Robert E. Tomlinson
Robert E. Tomlinson, CFO
January 4, 2008